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                                                               EXHIBIT 10(c)(1)

                 AMENDMENT TO TRUMP TAJ MAHAL HOTEL & CASINO
                            RETIREMENT SAVINGS PLAN

  This amendment to the Trump Taj Mahal Hotel & Casino Retirement Savings Plan (the "Plan") is dated as of the 1st day of January, 1994.

  WHEREAS, the Employer has adopted the Plan effective as of January 1, 1989;
and

  WHEREAS, the Employer wishes to amend the Plan to clarify and/or provide certain additional provisions, effective as of January 1, 1989, unless otherwise provided herein.

  NOW THEREFORE, the Employer, intending to be legally bound, adopts this amendment to the Plan as follows:

    1. Section 1.11 of the plan is hereby amended, to add to the end of the first paragraph: "Compensation that may be taken into account in determining Employer contributions on behalf of any Participant shall be limited to no more than $200,000 (as adjusted) in Plan Years beginning before January 1, 1994, and to $150,000 (as adjusted) in Plan Years beginning on or after November 1, 1994, in accordance with IRC Code Section 401(a)(17) and Regulation Section 1.401(a)(17)-1. In addition, for purposes of applying the annual compensation limit under Section 401(a)(17) of the Code, the family unit of a participant who is either a 5% owner of Employer or who is both a highly compensated employee and one of the 10 most highly compensated employees of Employer, will be treated as a single employee with one compensation, and the annual compensation limit will be allocated among the members of the family unit. Such compensation limit shall be proportioned among the family unit pro rata based on the compensation of each member of the family unit prior to such limitation. For this purpose, a family unit is the employee who is a 5% owner of Employer or one of the 10 most highly compensated employees, the employee's spouse, and the employee's lineal descendants who have not attained age 19 before the close of the year.

    2. Notwithstanding anything in Section 3.1.6 to the contrary:

      (a) In the case of a highly compensated employee whose actual deferral ratio (ADR) is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows: The ADR is reduced in accordance with the "leveling" method described in Section 1.401(k)-1(f)(2) of the regulations and the excess contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

      (b) Non-elective contributions and matching contributions may be treated as elective contributions for purposes of the actual deferral percentage test of Section 401(k) only if such contributions are non-forfeitable and made subject to the same distribution restrictions that apply to elective contributions. Non-elective contributions and matching contributions that may be treated as elective contributions must satisfy these requirements without regard to whether they are actually taken into account as elective contributions.

      (c) Non-elective contributions and/or matching contributions may be treated as elective contributions only if the conditions described in
    Section 1.401(k)-1(b)(5) of the regulations are satisfied.

      (d) In the case of a highly compensated employee whose actual contribution ratio (ACR) is determined under the family aggregation rules, the determination of the amount of excess aggregate contributions shall be made as follows: The ACR is reduced in accordance with the "leveling" method described in Section 1.401(m)- 1(e)(2) of the regulations and the excess aggregate contributions are allocated among the family members in proportion to contributions of each family member that have been combined.
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                                          Tumrp TajM ahalAssociaest

                                                       /s ElenlDufyf/
                                          By __________________________________:

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